UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2013

SOLEIL CAPITAL L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	45-1740641
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation.)		Identification No.)

787 Adeline Ave. San Jose, CA	95136
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(305) 537-6607

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Witten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 27, 2013, Soleil Capital L.P., a Delaware limited partnership ("Soleil") entered into a patent acquisition agreement (the "Purchase Agreement"), by and among Soleil and Guocheng "Greg" Pan, a natural person, pursuant to which Soleil agreed to purchase certain electronic cigarette patents owned and invented by Mr. Pan (the "Purchased Assets"). Under the terms of the Purchase Agreement and in consideration for the acquisition of the Purchased assets, Soleil issued to Mr. Pan (and certain of his designees) 10,501,700 common units representing limited partnership units of Soleil and a warrant to purchase 2,000,000 common units representing limited partnership units of Soleil. The warrants entitle Mr. Pan (or his designees) to purchase Soleil common units at $0.15 per common unit with an expiration date ten years from the effective date of the Purchase Agreement.

The Purchased Assets include

    Electronic Cigarette, Patent 8,205,622 as issued by the United States Patent and Trademark Office on May 14, 2012,
    Multifunctional Electronic Inhaler, Patent ZL2011-2-0096290.6 as issued by the Patent Office Of The People's Republic Of China on 11/23/2011,
    Electronic Pipe, Patent ZL2008-2-0123801.7 as issued by the Patent Office Of The People's Republic Of China on September 2, 2009,
    Atomizer for Electronic Cigarette, Patent ZL2008-2-0109333.8 as issued by the Patent Office Of The People's Republic Of China on May 20, 2009,
    Electronic Cigarette, Patent ZL2009-2-0106627.x as issued by the Patent Office Of The People's Republic Of China on January 3, 2010,
    Disposable Integrated E-Atomizing Inhaler, Patent ZL2008-2-0124683.1 as issued by the Patent Office Of The People's Republic Of China on January 13, 2010,
    Electronic Atomizer, Patent ZL2008-3-0084421.2 as issued by the Patent Office Of The People's Republic Of China on May 27, 2009, and
    Electronic Cigar, Patent ZL2008-3-0132968.5 as issued by the Patent Office Of The People's Republic Of China on October 10, 2009.

The Purchase Agreement contains representations and warranties customary for transactions of this type, including representations and warranties by Mr. Pan relating to the intellectual property included in the Purchased Assets, including, without limitation: (i) Mr. Pan's ownership of all intellectual property assets free and clear of any encumbrances and proper registration of such intellectual property assets with the relevant governmental entity.

Subject to certain exceptions set forth in the Purchase Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, irrespective of whether the closing has occurred. The Purchase Agreement does not provide for any termination fee.

In addition, contemporaneous with the execution of the Purchase Agreement, Mr. Adam Laufer, CEO of Soleil, resigned and Mr. Jon Pan was appointed CEO of Soleil and a member and manager of its general partner, Soleil Capital Management LLC. Mr. Laufer, also resigned as a member and manager of Soleil Capital Management LLC and entered into a Securities Exchange Agreement ("Exchange Agreement") wherein Mr. Laufer exchanged certain debt obligations owed to him by Soleil for warrants to purchase 2,000,000 common units representing limited partnership interests of Soleil at an exercise price of $0.15 per common unit, the warrants expire on the ten year anniversary of the effective date of the Exchange Agreement.

As of the date of this report, there are currently 13,127,125 common units representing limited partnership interests of Soleil issued and outstanding

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Items 1.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with and subsequent to the Purchase agreement by and between Soleil and Mr. Greg Pan and contemporaneous to Mr. Laufer's resignation from his respective positions with the registrant and its general partner, effective 10 days following the mailing of the company's schedule 14f1 to its shareholders, Mr. Laufer has appointed Jon Pan, President and Chief Executive Officer of the registrant and as a manger of its general partner Soleil Capital Management LLC and has appointed Greg Pan non-executive Chairman of the board of directors of Soleil Capital LP and its general partner, Soleil Capital Management LLC.

Mr. Guocheng "Greg" Pan.

Mr. Greg Pan PhD, 56, was appointed non-executive Chairman of the registrant and its general partner on December 26, 2013. Mr. Pan currently serves as chief executive officer and president of China Hanking Holdings (3788:HK) and Chairman of GreenWorld Technologies. Dr. Pan has obtained more than 25 years of experience in operations and management of various resource and investment companies. In addition to his broadly published papers and reports in the areas of resource modeling and economic evaluation, Mr. Pan has published over 20 patents in electronic cigarette technologies and vaporizing devices. Dr. Pan, graduated from Peking University in 1982, obtained a master degree in 1985, and a PhD from The University of Arizona in 1989. Mr. Pan is citizen of the United States.

Mr. Jonathan Pan.

Mr. Jonathan Pan, 25, was appointed Chief Executive Officer and President of the registrant and managing director of its general partner on December 26, 2013. Mr. Pan, recently served as Vice President for Beijing GreenWorld Technologies, Ltd. ("BGT"), a firm specializing in the technological development and manufacturing of electronic cigarettes. Mr. Pan's responsibilities at BGT included, managerial operations, business development, client management and contract negotiations. Mr. Pan was central in the development of several electronic cigarette brands, XhaleO2, Cigar-Lite, Red-eCig and GreenCig. Mr. Pan graduated from UC Davis in 2008 and is a Citizen of the United States.

Family Relationships

Mr. Greg Pan is the father of Mr. Jonathan Pan.

Transactions with Related Persons, Promoters and Certain Control Persons

Other than with respect to the transactions disclosed herein, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of our average total assets for the last two fiscal years, and in which, to our knowledge, with Messrs.

There are presently no material plans, contracts or arrangements (whether or not written) that provide for any grant or award to Messrs. Pan or any of the registrant's officers or directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLEIL CAPITAL L.P.
	By:	Soleil Capital Management LLC, its general partner

Date: December 27, 2013		/s/ Jon Pan
Name: Jonathan Pan
Title: Chief Executive Officer